Exhibit 99.1
Press Release

COSTCO WHOLESALE CORPORATION REPORTS SECOND QUARTER AND YEAR-TO-DATE OPERATING RESULTS FOR FISCAL 2024 AND FEBRUARY SALES RESULTS
ISSAQUAH, Wash., March 7, 2024 - Costco Wholesale Corporation (“Costco” or the “Company”) (Nasdaq: COST) today announced its operating results for the second quarter (twelve weeks) and the first 24 weeks of fiscal 2024, ended February 18, 2024.
Net sales for the quarter increased 5.7 percent, to $57.33 billion, from $54.24 billion last year. Net sales for the first 24 weeks increased 5.9 percent, to $114.05 billion, from $107.68 billion last year.
Net sales for the Company were negatively impacted by approximately one and one-half percent for the quarter and by approximately one-half percent for the first 24 weeks of fiscal 2024 from the shift of the fiscal calendar, as a result of the fifty-third week last year.
The following comparable sales data reflect comparable locations year-over-year and comparable retail weeks.
Comparable sales for the second quarter and first 24 weeks of fiscal 2024 were as follows:

	12 Weeks	12 Weeks	24 Weeks	24 Weeks
		Adjusted*		Adjusted*
U.S.	4.3%	4.8%	3.1%	3.7%
Canada	9.2%	9.0%	7.8%	8.6%
Other International	8.6%	8.2%	9.8%	7.7%
Total Company	5.6%	5.8%	4.7%	4.8%
E-commerce	18.4%	18.2%	12.2%	12.0%
*Excluding the impacts from changes in gasoline prices and foreign exchange.
Net income for the quarter was $1,743 million, $3.92 per diluted share, compared to $1,466 million, $3.30 per diluted share, last year. This year's second quarter net income was positively impacted by a $94 million ($0.21 per diluted share) tax benefit due to the deductibility of the $15 per share special dividend to the extent received by 401(k) plan participants. Net income for the first 24 weeks was $3.33 billion, $7.49 per diluted share, compared to $2.83 billion, $6.37 per diluted share, last year.
For the four-week reporting month of February, ended March 3, 2024, the Company reported net sales of $18.21 billion, an increase of 6.9 percent from $17.04 billion last year. Net sales for the first 26 weeks were $123.15 billion, an increase of 6.1 percent from $116.06 billion last year.

Press Release

Comparable sales for the periods ended March 3, 2024, were as follows:

	4 Weeks	4 Weeks	26 Weeks	26 Weeks
		Adjusted*		Adjusted*
U.S.	3.4%	4.1%	3.2%	3.8%
Canada	8.4%	8.3%	7.9%	8.7%
Other International	10.2%	11.3%	9.8%	7.8%
Total Company	5.0%	5.6%	4.7%	4.9%
E-commerce	16.2%	16.0%	12.6%	12.4%
*Excluding the impacts from changes in gasoline prices and foreign exchange.
Costco currently operates 875 warehouses, including 603 in the United States and Puerto Rico, 108 in Canada, 40 in Mexico, 33 in Japan, 29 in the United Kingdom, 18 in Korea, 15 in Australia, 14 in Taiwan, six in China, four in Spain, two in France, and one each in Iceland, New Zealand and Sweden. Costco also operates e-commerce sites in the U.S., Canada, the United Kingdom, Mexico, Korea, Taiwan, Japan and Australia.
A conference call to discuss these results is scheduled for 2:00 p.m. (PT) today, March 7, 2024, and is available via a webcast on investor.costco.com (click on "Events & Presentations”).
Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For these purposes, forward-looking statements are statements that address activities, events, conditions or developments that the Company expects or anticipates may occur in the future. In some cases forward-looking statements can be identified because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. These risks and uncertainties include, but are not limited to, domestic and international economic conditions, including exchange rates, inflation or deflation, the effects of competition and regulation, uncertainties in the financial markets, consumer and small business spending patterns and debt levels, breaches of security or privacy of member or business information, conditions affecting the acquisition, development, ownership or use of real estate, capital spending, actions of vendors, rising costs associated with employees (generally including health-care costs), energy and certain commodities, geopolitical conditions (including tariffs and the Ukraine conflict), the ability to maintain effective internal control over financial reporting, regulatory and other impacts related to climate change, public-health related factors, and other risks identified from time to time in the Company’s public statements and reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and the Company does not undertake to update these statements, except as required by law. Comparable sales and comparable sales excluding impacts from changes in gasoline prices and foreign exchange are intended as supplemental information and are not a substitute for net sales presented in accordance with GAAP.

CONTACTS:    Costco Wholesale Corporation
David Sherwood, 425/313-8239
Josh Dahmen, 425/313-8254
Andrew Yoon, 425/313-6305

COST-Earn

COST-Sales

Press Release

COSTCO WHOLESALE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
 (dollars in millions, except per share data)
(unaudited)

	12 Weeks Ended		24 Weeks Ended
	February 18, 2024	February 12, 2023	February 18, 2024	February 12, 2023
REVENUE
Net sales	$57,331	$54,239	$114,048	$107,676
Membership fees	1,111	1,027	2,193	2,027
Total revenue	58,442	55,266	116,241	109,703
OPERATING EXPENSES
Merchandise costs	51,140	48,423	101,597	96,192
Selling, general and administrative	5,240	4,940	10,598	9,857
Operating income	2,062	1,903	4,046	3,654
OTHER INCOME (EXPENSE)
Interest expense	(41)	(34)	(79)	(68)
Interest income and other, net	216	114	376	167
INCOME BEFORE INCOME TAXES	2,237	1,983	4,343	3,753
Provision for income taxes	494	517	1,011	923
NET INCOME	$1,743	$1,466	$3,332	$2,830
NET INCOME PER COMMON SHARE:
Basic	$3.93	$3.30	$7.51	$6.37
Diluted	$3.92	$3.30	$7.49	$6.37
Shares used in calculation (000's):
Basic	443,892	443,877	443,859	443,857
Diluted	444,754	444,475	444,579	444,503

Press Release

COSTCO WHOLESALE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
 (amounts in millions, except par value and share data)
(unaudited)
Subject to Reclassification

	February 18, 2024	September 3, 2023
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$9,095	$13,700
Short-term investments	1,226	1,534
Receivables, net	2,779	2,285
Merchandise inventories	17,075	16,651
Other current assets	1,971	1,709
Total current assets	32,146	35,879
OTHER ASSETS
Property and equipment, net	27,601	26,684
Operating lease right-of-use assets	2,740	2,713
Other long-term assets	3,836	3,718
TOTAL ASSETS	$66,323	$68,994
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$17,494	$17,483
Accrued salaries and benefits	4,801	4,278
Accrued member rewards	2,268	2,150
Deferred membership fees	2,541	2,337
Current portion of long-term debt	1,080	1,081
Other current liabilities	6,504	6,254
Total current liabilities	34,688	33,583
OTHER LIABILITIES
Long-term debt, excluding current portion	5,865	5,377
Long-term operating lease liabilities	2,488	2,426
Other long-term liabilities	2,522	2,550
TOTAL LIABILITIES	45,563	43,936
COMMITMENTS AND CONTINGENCIES
EQUITY
Preferred stock $0.005 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock $0.005 par value; 900,000,000 shares authorized; 443,549,000 and 442,793,000 shares issued and outstanding	2	2
Additional paid-in capital	7,620	7,340
Accumulated other comprehensive loss	(1,842)	(1,805)
Retained earnings	14,980	19,521
TOTAL EQUITY	20,760	25,058
TOTAL LIABILITIES AND EQUITY	$66,323	$68,994

Press Release

COSTCO WHOLESALE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
 (amounts in millions)
(unaudited)
Subject to Reclassification

	24 Weeks Ended
	February 18, 2024	February 12, 2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,332	$2,830
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,015	917
Non-cash lease expense	148	216
Stock-based compensation	580	549
Impairment of assets and other non-cash operating activities, net	(7)	145
Changes in working capital	314	1,145
Net cash provided by operating activities	5,382	5,802
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of short-term investments	(719)	(396)
Maturities and sales of short-term investments	1,029	512
Additions to property and equipment	(2,071)	(1,947)
Other investing activities, net	9	(34)
Net cash used in investing activities	(1,752)	(1,865)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of short-term borrowings	(409)	(520)
Proceeds from short-term borrowings	383	479
Proceeds from issuance of long-term debt	498	—
Tax withholdings on stock-based awards	(292)	(302)
Repurchases of common stock	(322)	(284)
Cash dividend payments	(8,012)	(400)
Financing lease payments	(94)	(158)
Other financing activities, net	(2)	(30)
Net cash used in financing activities	(8,250)	(1,215)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	15	45
Net change in cash and cash equivalents	(4,605)	2,767
CASH AND CASH EQUIVALENTS BEGINNING OF YEAR	13,700	10,203
CASH AND CASH EQUIVALENTS END OF YEAR	$9,095	$12,970